UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2012, we entered into a third amendment to our Loan and Security Agreement with Silicon Valley Bank. The amendment (1) reduced the tangible net worth requirement to $4,000,000 commencing February 29, 2012, and on the last day of each month thereafter, (2) reduced the maximum permitted amount of outstanding letters of credit to $300,000, and (3) set a new expiration date of March 13, 2013. Under the amendment, the tangible net worth requirement increases (i) commencing with the first quarter of 2012 and each quarter thereafter, by 75% of our net income (without reduction for any losses), and (ii) by 75% of all proceeds received from the issuance of equity and/or the principal amount of all subordinated debt incurred, in each case, after February 29, 2012.

The foregoing description is qualified in its entirety by reference to the Third Amendment to Loan and Security Agreement, which is attached hereto as Exhibit 10 and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2012	Wireless Ronin Technologies, Inc.

	By	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Third Amendment to Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated March 6, 2012.

4